SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 25, 2003


                              SYNALLOY CORPORATION




Incorporated under the     Commission File No. 000-19687      I.R.S. Employer
laws of Delaware                                              Identification No.
                                                                 57-0426694




                             2155 West Croft Circle
                        Spartanburg, South Carolina 29302
                             Telephone: 864-585-3005







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Item 2.  Acquisition or Disposition of Assets.

On July 22, 2003, Synalloy Corporation ("Synalloy") signed an Asset Purchase Agreement with Rite Industries, Inc. ("Rite")(the "Purchase Agreement"). Under the Purchase Agreement, Synalloy agreed to purchase certain assets of Rite which Rite used in its business of the manufacture and sale of dyestuff and related chemicals in High Point, North Carolina and in Clifton, New Jersey. The Purchase Agreement covered substantially all of the operating assets of Rite.

The transactions under the Purchase Agreement were structured as follows: (x) Synalloy purchased certain "Surplus Assets", including surplus and idle production and laboratory equipment (as listed in the Purchase Agreement), from Rite for $35,000 on the signing of the Purchase Agreement; (y) at "Closing" on July 25, 2003, Synalloy purchased certain remaining production and laboratory equipment from Rite for $165,000; and (z) Synalloy agreed to purchase after Closing, for use or resale, Rite's salable inventory as Synalloy has need of it (this is in essence a supply agreement for inventory).

Closing of the above transactions was contingent on a number of factors including the following: (1) consent to the transaction by Synalloy's primary lender; and (2) Rite, with Rite's consent, being placed in receivership under North Carolina law by its primary lender. Rite was placed in receivership on July 23, 2003.

On July 24, 2003, Synalloy completed the organization of Blackman Uhler, LLC ("BU") as a Delaware limited liability company. Synalloy contributed all of Synalloy's assets, except real estate, used in Synalloy's dyestuff business to BU in exchange for an 80% ownership interest in BU, a capital account of $800,000 and a note payable to Synalloy in an amount equal to the book value of the assets contributed reduced by $800,000. Northern Dye Equities, LLC (Delaware), whose members are comprised of a former principal and former employees of Rite, contributed $200,000 to acquire the other 20% ownership interest in BU. BU entered into a lease agreement, a trademark license agreement and a services agreement with Synalloy for space in Synalloy's Spartanburg plant and management and other services for a fee. Synalloy currently intends in the near future to transfer to another former principal of Rite a 5% interest in BU, thereby reducing Synalloy's interest to 75%.

On July 25, 2003, Synalloy assigned its rights under the Purchase Agreement to BU and BU and Rite closed the transactions contemplated under the Purchase Agreement upon transfer of Rite's assets to BU by the receiver. BU is expected to continue to use the assets purchased from Rite for substantially the purposes for which Rite used them.

As an ancillary part of the foregoing transactions, on July 24, 2003, Synalloy refinanced its loans with Wells Fargo Foothill, its primary lender, extending the maturity date to July 26, 2006, increasing its available borrowing capacity from $19,000,000 to $23,000,000 and adding BU as a borrower under the loan agreements. There were no material changes to the other terms and conditions of the agreement. Synalloy funded the foregoing transactions under this borrowing.

Item 7.  Financial Statements and Exhibits

         (a) and (b). Pursuant to subparagraphs (a)(4) and (b)(2) of Item 7 of Form 8-K, any required financial statements and pro forma financial information will be filed by amendment within 60 days of the date this form must be filed.

         (c)      Exhibits.

                 2.1 Purchase Agreement between Synalloy Corporation and Rite Industries, Inc., as amended



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   SYNALLOY CORPORATION
                                   (Registrant)



Date:  August 8, 2003              By: /s/ Gregory M. Bowie
                                       -----------------------------------------
                                            Gregory M. Bowie
                                            Vice President and Chief Financial
                                            Officer



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                                  EXHIBIT INDEX


Exhibit 2.1    Purchase   Agreement   between  Synalloy   Corporation  and  Rite
               Industries, Inc., as amended













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